NEWS RELEASE


                                             CONTACT:    Lester A. Aaron
                                                         Chief Financial Officer
                                                         (818) 591-9800


                   UNICO AMERICAN CORPORATION REPORTS RESULTS
             FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2005

Woodland Hills, California, March 24, 2006 - Unico American Corporation (NASDAQ
- "UNAM") announced today that for its quarter ended December 31, 2005, revenues were $14,834,650 and the net income was $1,855,053 ($0.33 diluted income per share) compared with revenues of $15,501,751 and net income of $1,763,900 ($0.32 diluted income per share) for the quarter ended December 31, 2004. Revenues for the twelve months ended December 31, 2005, were $61,182,522 and the net income was $6,715,004 ($1.20 diluted income per share) compared with revenues of $61,903,310 and a net income of $5,681,500 ($1.02 diluted income per share) for the twelve months ended December 31, 2004.

Stockholders' equity was $48,394,373 at December 31, 2005, or $8.80 per common share including unrealized after-tax investment losses of $382,224 compared to stockholders' equity of $42,425,325 or $7.72 per common share including unrealized after-tax investment gains of $376,172 at December 31, 2004.

Unico American Corporation is an insurance holding company that provides property, casualty, health and life insurance, and related premium financing through its wholly owned subsidiaries.

                                                       (Table Follows)

                   UNICO AMERICAN CORPORATION AND SUBSIDIARIES
                     SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)
                       ($ in thousands, except per share)

                                                   Three Months Ended Ended        Twelve Months Ended Ended
                                                         December 31                      December 31
                                                         -----------                      -----------
                                                      2005          2004              2005           2004
                                                      ----          ----              ----           ----
Revenues
--------
Insurance Company Revenues
   Premium earned                                    $15,457       $17,279           $64,713       $67,891
   Premium ceded                                       3,334         4,586            14,235        17,784
                                                      ------        ------            ------        ------
      Net premium earned                              12,123        12,693            50,478        50,107
   Investment income                                   1,111         1,036             4,249         4,204
   Other income                                           31            31               107           104
                                                      ------        ------            ------        ------
      Total Insurance Company Revenues                13,265        13,760            54,834        54,415

Other Revenues from Insurance Operations
   Gross commissions and fees                          1,366         1,508             5,508         6,504
   Investment income                                      25            10                69            38
   Finance charges and fees earned                       178           219               758           933
   Other income                                            1             4                14            13
                                                      ------        ------            ------        ------
      Total Revenues                                  14,835        15,501            61,183        61,903
                                                      ------        ------            ------        ------

Expenses
--------
Losses and loss adjustment expenses                    7,058         8,122            31,514        34,451
Policy acquisition costs                               2,566         2,580            10,513        10,319
Salaries and employee benefits                         1,272         1,299             5,141         4,869
Commissions to agents/brokers                            157           206               675           935
Other operating expenses                                 901           655             2,874         2,657
                                                      ------        ------            ------        ------
   Total Expenses                                     11,954        12,862            50,717        53,231
                                                      ------        ------            ------        ------

   Income Before Income Taxes                          2,881         2,639            10,466         8,672
Income Tax Provision                                   1,026           875             3,751         2,991
                                                       -----         -----             -----         -----
   Net Income                                         $1,855        $1,764            $6,715        $5,681
                                                       =====         =====             =====         =====


PER SHARE DATA
--------------
Basic
  Earning Per Share                                    $0.34         $0.32             $1.22         $1.03
  Weighted Average Shares (000)                        5,496         5,492             5,496         5,490
Diluted
  Earning Per Share                                    $0.33         $0.32             $1.20         $1.02
  Weighted Average Shares (000)                        5,610         5,597             5,612         5,581


INSURANCE COMPANY STATUTORY OPERATING RATIOS
--------------------------------------------
Losses and Loss Adjustment Expenses                     57.9%        63.7%              62.2%         68.5%
Underwriting Expenses                                   30.7%        29.0%              29.8%         28.9%
                                                        ----         ----               ----          ----
  Combined Ratio                                        88.6%        92.7%              92.0%         97.4%
                                                        ====         ====               ====          ====